Exhibit 99.1

J. C. PENNEY COMPANY, INC. REPORTS 2012 SECOND QUARTER RESULTS

PLANO, Texas, Aug. 10, 2012 -- J. C. Penney Company, Inc. (NYSE: JCP) today announced financial results for its fiscal second quarter ended July 28, 2012.  For the quarter, jcpenney reported an adjusted net loss of $81 million or $0.37 per share, excluding restructuring and management transition charges, inventory transition markdowns, gain on the redemption of the Simon REIT units, net of fees and non-cash qualified pension expense.  On a GAAP basis, the Company reported a net loss of $147 million or $0.67 per share.  A reconciliation of GAAP to non-GAAP financial measures is included in the schedules accompanying the consolidated financial statements included with this release.

"We have now completed the first six months of our transformation and while business continues to be softer than anticipated, we are conﬁdent the transformation of jcpenney is on track.  The transition from a highly promotional business model to one based on everyday value will take time and we will stay the course," said jcpenney CEO Ron Johnson.  "This month we simplified our pricing, launched the ﬁrst of our new shops, and accelerated our marketing efforts to focus on brands, products and value. Early response to these efforts has been very encouraging."

He added, "We continue to learn and adjust, and fully expect that our unique, specialty department store experience will drive jcpenney’s long term success. Our rock solid balance sheet will support the execution of our transformation and position us for growth beginning in 2013."

Second Quarter Results:
Comparable store sales for the second quarter declined 21.7 percent.  Total sales decreased 22.6 percent, which includes the effects of the Company’s exit from its outlet business.  Internet sales through jcp.com were $220 million in the second quarter, decreasing 32.6 percent from last year.  Sales were adversely impacted by the Company’s decision to significantly reduce its marketing activities during the latter half of the quarter, as it reconsidered its approach to pricing and marketing in time for back to school.

Gross margin was 33.2 percent of sales, compared to 38.3 percent in the same period last year.  Gross margin was impacted by lower than expected sales in the quarter and approximately $102 million of markdowns taken to clear discontinued inventory in preparation for new product arriving in the fall of 2012.  Excluding these transitional markdowns, which lowered gross margin by 340 basis points, adjusted gross margin was 36.6 percent of sales.  A reconciliation of GAAP gross margin to non-GAAP adjusted gross margin is included in the schedules accompanying this release.

The Company’s SG&A expenses decreased $193 million versus last year’s second quarter.  Based on the pace of its ongoing efforts to aggressively manage expenses and additional operational efficiencies that management has identified, the Company continues to expect savings to accelerate and exceed an annual run rate of approximately $900 million at the end of 2012.

For the second quarter, the Company incurred $159 million in restructuring and management transition charges. These charges comprised the following:

•	Home office and store severance expense $56 million, or $0.16 per share;
•	Store fixtures $42 million, or $0.12 per share;
•	Software and systems $36 million, or $0.10 per share;
•	Supply chain $10 million, or $0.03 per share;
•	Management transition $10 million, or $0.03 per share;
•	Other $5 million, or $0.01 per share.

The Company ended the second quarter with approximately $888 million in cash and cash equivalents on its balance sheet. Cash used in operations in the second quarter was $32 million, $545 million less than the first quarter of 2012.

2012 Outlook:
The Company no longer anticipates achieving the previously issued non-GAAP earnings guidance for fiscal 2012.  Management intends to continue to provide qualitative information on business trends and capital expenditures throughout the year.  Additionally, the Company expects to end the fiscal year with in excess of $1 billion of cash on the balance sheet after spending $800 million in capital expenditures to support the Company’s transformation efforts and paying off $230 million of notes due in August 2012.

Earnings Event Today/Webcast Details:

Additional financial detail relating to the Company’s quarterly performance is now available on its investor relations website at ir.jcpenney.com.  These slides will also be presented as part of the Company’s earnings event.  At 8:00 a.m. ET today, the Company will host an in-person meeting with members of the financial community at SIR Stage 37 in New York City where the jcp leadership team will provide further commentary on the Company’s second quarter 2012 financial results.

The presentations and question-and-answer session will be available via live streaming video and webcast on the Company's investor relations website at ir.jcpenney.com.  A replay of the webcast will be available for up to 90 days after the event.

For individuals without access to the webcast, the event will also be available via live conference call in listen-only mode. To access the presentations and question-and-answer session, please dial (888) 754-4437, or (212) 231-2900 for international callers, and reference the jcp second quarter earnings event.  Telephone playback will be available for seven days beginning approximately two hours after the conclusion of the meeting by dialing (800) 633-8284, reservation code 21600421 and (402) 977-9140, reservation code 21600421 for international callers.

For further information, contact:

Eric Cerny and Angelika Torres; (972)431.5500
jcpinvestorrelations@jcpenney.com

Kristin Hays and Joey Thomas; (972)431.3400
jcpcorpcomm@jcpenney.com

Corporate Website
ir.jcpenney.com

About jcpenney:

More than a century ago, James Cash Penney founded his company on the principle of the Golden Rule: treat others the way you’d like to be treated – Fair and Square. His legacy continues to this day, as J. C. Penney Company, Inc. (NYSE: JCP) boldly transforms the retail experience across 1,100 stores and jcp.com to become America’s favorite store. Focused on making the customer experience better every day, jcpenney is dreaming up new ways to make customers love shopping again. On every visit, customers will discover great prices every day in a unique Shops environment that features exceptionally curated merchandise, a dynamic presentation and unmatched customer service. For more information, visit us at jcp.com.

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which reflect the Company's current views of future events and financial performance, involve known and unknown risks and uncertainties that may cause the Company's actual results to be materially different from planned or expected results. Those risks and uncertainties include, but are not limited to, general economic conditions, including inflation, recession, unemployment levels, consumer spending patterns, credit availability and debt levels, changes in store traffic trends, the cost of goods, trade restrictions, the impact of changes designed to transform our business, changes in tariff, freight and shipping rates, changes in the cost of fuel and other energy and transportation costs, increases in wage and benefit costs, competition and retail industry consolidations, interest rate fluctuations, dollar and other currency valuations, the impact of weather conditions, risks associated with war, an act of terrorism or pandemic, a systems failure and/or security breach that results in the theft, transfer or unauthorized disclosure of customer, employee or Company information and legal and regulatory proceedings.  Please refer to the Company's most recent Form 10-K and subsequent filings for a further discussion of risks and uncertainties. Investors should take such risks into account when making investment decisions. We do not undertake to update these forward-looking statements as of any future date.

#  #  #

J. C. PENNEY COMPANY, INC.
SUMMARY OF OPERATING RESULTS
(Unaudited)
(Amounts in millions except per share data)

	Three months ended			Six months ended
	July 28,	July 30,	% Inc.	July 28,	July 30,	% Inc.
	2012	2011	(Dec.)	2012	2011	(Dec.)
STATEMENTS OF OPERATIONS:
Total net sales	$ 3,022	$ 3,906	(22.6)%	$ 6,174	$ 7,849	(21.3)%
Costs of goods sold	2,018	2,409	(16.2)%	3,984	4,757	(16.2)%
Gross margin	1,004	1,497	(32.9)%	2,190	3,092	(29.2)%
Operating expenses/(income):
Selling, general and administrative (SG&A)	1,050	1,243	(15.5)%	2,210	2,524	(12.4)%
Qualified pension plan	48	21	100+%	97	43	100+%
Supplemental pension plans	10	7	42.9%	19	14	35.7%
Total pension	58	28	100+%	116	57	100+%
Depreciation and amortization	128	128	0.0%	253	256	(1.2)%
Real estate and other, net	(208)	(6)	100+%	(215)	(19)	100+%
Restructuring and management transition	159	23	100+%	235	32	100+%
Total operating expenses	1,187	1,416	(16.2)%	2,599	2,850	(8.8)%
Operating income/(loss)	(183)	81	(100+)%	(409)	242	(100+)%
Net interest expense	58	57	1.8%	114	115	(0.9)%
Income/(loss) before income taxes	(241)	24	(100+)%	(523)	127	(100+)%
Income tax expense/(benefit)	(94)	10	(100+)%	(213)	49	(100+)%
Net income/(loss)	$ (147)	$ 14	(100+)%	$ (310)	$ 78	(100+)%

Earnings/(loss) per share - basic	$ (0.67)	$ 0.07	(100+)%	$ (1.42)	$ 0.35	(100+)%
Earnings/(loss) per share - diluted	$ (0.67)	$ 0.07	(100+)%	$ (1.42)	$ 0.35	(100+)%

FINANCIAL DATA:
Comparable store sales increase/(decrease)	(21.7)%	1.5%		(20.3)%	2.7%

Ratios as a percentage of sales:
Gross margin	33.2%	38.3%		35.5%	39.4%
SG&A expenses	34.7%	31.8%		35.8%	32.2%
Total operating expenses	39.3%	36.2%		42.1%	36.3%
Operating income/(loss)	(6.1)%	2.1%		(6.6)%	3.1%
Effective income tax rate	39.0%	41.7%		40.7%	38.6%

COMMON SHARES DATA:
Outstanding shares at end of period	218.8	213.3		218.8	213.3
Weighted average shares outstanding (basic shares)	219.3	213.3		218.9	221.3
Weighted average shares used for diluted EPS	219.3	216.3		218.9	224.2

J. C. PENNEY COMPANY, INC. SUMMARY BALANCE SHEETS AND STATEMENTS OF CASH FLOWS
(Unaudited)
(Amounts in millions)

		July 28,	July 30,
		2012	2011
SUMMARY BALANCE SHEETS:
Cash in banks and in transit		$ 171	$ 244
Cash short-term investments		717	1,307
Cash and cash equivalents		888	1,551
Merchandise inventory		2,993	3,572
Income tax receivable		209	138
Deferred income taxes		407	196
Prepaid expenses and other		239	194
Property and equipment, net		5,153	5,237
Prepaid pension		-	788
Other assets		923	778
Total assets		$ 10,812	$ 12,454

Merchandise accounts payable		$ 1,015	$ 1,386
Other accounts payable and accrued expenses		1,219	1,381
Current maturities of long-term debt, including capital leases		250	-
Long-term debt, including capital leases		2,901	3,099
Deferred taxes		904	1,216
Other liabilities		852	669
Total liabilities		7,141	7,751
Stockholders' equity		3,671	4,703
Total liabilities and stockholders' equity		$ 10,812	$ 12,454

	Three months ended		Six months ended
	July 28,	July 30,	July 28,	July 30,
	2012	2011	2012	2011
STATEMENTS OF CASH FLOWS:
Cash flows from operating activities:
Net income/(loss)	$ (147)	$ 14	$ (310)	$ 78
Adjustments to reconcile net income/(loss) to net cash
provided by/(used in) operating activities:
Restructuring and management transition	78	13	90	14
Asset impairments and other charges	3	1	4	2
(Gain) on redemption of REIT units	(202)	-	(202)	-
Depreciation and amortization	128	128	253	256
Benefit plans expense	41	14	79	28
Stock-based compensation	14	13	26	26
Excess tax benefits from stock-based compensation	(12)	(1)	(23)	(4)
Deferred taxes	(153)	(11)	(197)	(105)
Change in cash from:
Inventory	91	(164)	(77)	(359)
Prepaid expenses and other assets	(44)	(7)	(15)	3
Merchandise accounts payable	31	112	(7)	253
Current income taxes payable	113	(61)	34	74
Accrued expenses and other	27	69	(264)	(94)
Net cash provided by/(used in) operating activities	(32)	120	(609)	172
Cash flows from investing activities:
Capital expenditures	(132)	(178)	(239)	(295)
Proceeds from redemption of REIT units	248	-	248	-
Acquisition of tradenames	-	-	(9)	-
Net cash provided by/(used in) investing activities	116	(178)	-	(295)
Cash flows from financing activities:
Financing costs	(2)	-	(4)	(15)
Stock repurchase program	-	(167)	-	(900)
Proceeds from issuance of stock warrant	-	50	-	50
Proceeds from stock options exercised	1	3	69	11
Other changes in stock	9	1	11	(2)
Dividends paid	(43)	(45)	(86)	(92)
Net cash provided by/(used in) financing activities	(35)	(158)	(10)	(948)
Net increase/(decrease) in cash and cash equivalents	49	(216)	(619)	(1,071)
Cash and cash equivalents at beginning of period	839	1,767	1,507	2,622
Cash and cash equivalents at end of period	$ 888	$ 1,551	$ 888	$ 1,551

J. C. PENNEY COMPANY, INC. Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(Amounts in millions except per share data)

We define (1) adjusted gross margin as gross margin excluding the impact of markdowns related to the transition of the Company's merchandise mix to align with its new strategy, (2) adjusted operating income/(loss) as operating income/(loss) excluding the impact of markdowns related to the transition of the Company's merchandise mix to align with its new strategy, restructuring and management transition charges, the non-cash impact of the qualified pension plan expense and the redemption of real estate investment trust (REIT) units, net of fees, and (3) adjusted net income/(loss) and adjusted earnings/(loss) per share - diluted as net income/(loss) and earnings/(loss) per share - diluted, respectively, excluding the after-tax impacts of the markdowns related to the transition of the Company's merchandise mix to align with its new strategy, the restructuring and management transition charges, the non-cash impact of the qualified pension plan expense and the redemption of REIT units, net of fees.  We believe that the presentation of these non-GAAP financial measures, which our management relies on to assess our operating results, provides enhanced visibility into our gross margin and selling, general and administrative expense  structures and facilitates the comparison of our results to the results of our peer companies.  It is important to view each of these non-GAAP financial measures in addition to, rather that as a substitute for, the GAAP measures of gross margin, operating income/(loss), net income/(loss) and earnings/(loss) per share-diluted, respectively.

ADJUSTED GROSS MARGIN, NON-GAAP FINANCIAL MEASURE
The following table reconciles gross margin, the most directly comparable GAAP measure, to adjusted gross margin, non-GAAP financial measure:

		Three months ended		Six months ended
		July 28,	July 30,	July 28,	July 30,
		2012	2011	2012	2011
Gross margin		$ 1,004	$ 1,497	$ 2,190	$ 3,092
	As a percent of sales	33.2%	38.3%	35.5%	39.4%
Add:	Markdowns - inventory strategy alignment (1)	102	-	155	-
	As a percent of sales	3.4%	0.0%	2.5%	0.0%
Adjusted gross margin (non-GAAP)		$ 1,106	$ 1,497	$ 2,345	$ 3,092
	As a percent of sales	36.6%	38.3%	38.0%	39.4%

(1)  Includes second quarter 2012 markdowns taken to clear discontinued inventory in preparation for new product for shops and a first quarter 2012 markdown reserve taken as a result of the Company’s continuing efforts to reduce inventory levels to align with its new strategy.

ADJUSTED OPERATING INCOME/(LOSS), NON-GAAP FINANCIAL MEASURE
The following table reconciles operating income/(loss), the most directly comparable GAAP measure, to adjusted operating income/(loss), non-GAAP financial measure:

		Three months ended		Six months ended
		July 28,	July 30,	July 28,	July 30,
		2012	2011	2012	2011
Operating income/(loss)		$ (183)	$ 81	$ (409)	$ 242
	As a percent of sales	(6.1)%	2.1%	(6.6)%	3.1%
Add:	Markdowns - inventory strategy alignment	102	-	155	-
	Restructuring and management transition charges	159	23	235	32
	Qualified pension plan expense	48	21	97	43
Less:	Redemption of REIT units, net of fees	(200)	-	(200)	-
Adjusted operating income/(loss) (non-GAAP)		$ (74)	$ 125	$ (122)	$ 317
	As a percent of sales	(2.4)%	3.2%	(2.0)%	4.0%

J. C. PENNEY COMPANY, INC. Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(Amounts in millions, except per share data)

ADJUSTED NET INCOME/(LOSS) AND ADJUSTED EARNINGS/(LOSS) PER SHARE-DILUTED, NON-GAAP FINANCIAL MEASURES

The following table reconciles net income/(loss) and earnings/(loss) per share-diluted, the most directly comparable GAAP measures, to  adjusted net income/(loss) and adjusted earnings/(loss) per share-diluted, non-GAAP financial measures:

		Three months ended		Six months ended
		July 28,	July 30,	July 28,	July 30,
		2012	2011	2012	2011
	Net income/(loss)	$ (147)	$ 14	$ (310)	$ 78
	Earnings/(loss) per share - diluted	$ (0.67)	$ 0.07	$ (1.42)	$ 0.35

Add:	Markdowns - inventory strategy alignment (net of tax of $39, $-, $60, $-)	63	-	95	-
	Restructuring and management transition charges (net of tax of $61, $9, $91 and $12)	98	14	144	20
	Qualified pension plan expense (net of tax of $19, $8, $38 and $17)	29	13	59	26
Less:	Redemption of REIT units, net of fees (net of tax of $(76), $-, $(76) and $-)	(124)	-	(124)	-

	Adjusted net income/loss (non-GAAP)	$ (81)	$ 41	$ (136)	$ 124

Adjusted earnings/(loss) per share - diluted (non-GAAP)		$ (0.37)	$ 0.19	$ (0.62)	$ 0.55

FREE CASH FLOW, NON-GAAP FINANCIAL MEASURE

Free cash flow is a key financial measure of our ability to generate additional cash from operating our business and in evaluating our financial performance. We define free cash flow as cash flow from operating activities, less capital expenditures and dividends paid, plus the proceeds from the sale of operating assets.  Free cash flow is a relevant indicator of our ability to repay maturing debt, revise our dividend policy or fund other uses of capital that we believe will enhance stockholder value. Free cash flow is considered a non-GAAP financial measure under the rules of the SEC. Free cash flow is limited and does not represent remaining cash flow available for discretionary expenditures due to the fact that the measure does not deduct payments required for debt maturities, pay-down of off-balance sheet pension debt, and other obligations or payments made for business acquisitions. Therefore, it is important to view free cash flow in addition to, rather than as a substitute for, our entire statement of cash flows and those measures prepared in accordance with GAAP.

The following table reconciles cash flow from operating activities, the most directly comparable GAAP measure, to free cash flow, non-GAAP financial measure:

		Three months ended		Six months ended
		July 28,	July 30,	July 28,	July 30,
		2012	2011	2012	2011
Net cash provided by/(used in) operating activities		$ (32)	$ 120	$ (609)	$ 172
Less:
	Capital expenditures	(132)	(178)	(239)	(295)
	Dividends paid	(43)	(45)	(86)	(92)
	Free cash flow (non-GAAP)	$ (207)	$ (103)	$ (934)	$ (215)